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                                                                    Exhibit 23.1

                   [LETTERHEAD OF ARTHUR ANDERSEN & CO, SC]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement.

                                       /s/ Arthur Andersen LLP

Chicago, Illinois
June 5, 1996